UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): January 7, 2011

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2011, upon the recommendation of the Executive Compensation and Human Resources Committee, our Board of Directors approved an amendment to the Company's 2011 Performance Incentive Plan (the “2011 PIP”) changing the date an employee must remain employed with the Company to be eligible for payments under the 2011 PIP from December 31, 2011 to the date payments are made under the 2011 PIP. Payments to be made under the 2011 PIP, if any, will be made by March 15, 2012 for payments in the United States and as soon as administratively possible following December 31, 2011 for payments outside the United States. The 2011 PIP is effective for the performance period January 1, 2011 through December 31, 2011.

A copy of the 2011 PIP, as amended, is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits (# compensatory plans or arrangements)

Exhibit No.	Description

10.1	Boston Scientific Corporation 2011 Performance Incentive Plan, as amended, effective as of January 1, 2011. #

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2011	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Timothy A. Pratt
Timothy A. Pratt
Executive Vice President, Chief Administrative
Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Boston Scientific Corporation 2011 Performance Incentive Plan, as amended, effective as of January 1, 2011.